UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

The following is a press release issued on October 4, 2007:

FOR IMMEDIATE RELEASE

XM SATELLITE RADIO HOLDINGS INC. ANNOUNCES

SPECIAL SHAREHOLDER MEETING

WASHINGTON, D.C. — October 4 — XM Satellite Radio Holdings Inc. (NASDAQ: XMSR) today announced that it will hold a special meeting of shareholders on Tuesday, November 13, 2007 at 3:00 p.m. in Washington, DC. The purpose of the meeting is to consider and vote upon a proposal to adopt the Agreement and Plan of Merger between XM and Sirius Satellite Radio. Shareholders of record as of October 1, 2007 are eligible to vote at the meeting.

The proposed transaction, which has been approved by the Boards of Directors of both companies, is also subject to regulatory review and approvals, including antitrust agencies and the FCC, and the satisfaction of customary closing conditions.

More information on the XM-Sirius merger can be found at www.xmmerger.com.

About XM

XM is America’s number one satellite radio company with more than 8.2 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM‘s 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with Ferrari, General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus is publicly available through the web site maintained by the SEC at http://www.sec.gov and it is anticipated the Joint Proxy Statement/Prospectus will first be mailed to stockholders of XM and SIRIUS on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

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XM Corporate Communications

Nathaniel Brown

212-708-6170

Nathaniel.brown@xmradio.com

Chance Patterson

202-380-4318

Chance.patterson@xmradio.com